As filed with the Securities and Exchange Commission on September 25, 2018.
Registration No. 333-102090
Registration No. 333-105743

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________________________

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-102090
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-105743
Under the Securities Act of 1933
AMERISOURCEBERGEN CORPORATION
(Exact name of registrant as specified in its charter)
_________________________________

Delaware		23-3079390
(State or other jurisdiction of		(IRS Employer
incorporation)		Identification No.)
1300 Morris Drive
Chesterbrook, PA 19087
(610) 727-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Hyung J. Bak
Senior Vice President, Group General Counsel and Secretary
AmerisourceBergen Corporation
1300 Morris Drive
Chesterbrook, PA 19087-5594
(610) 727-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please address a copy of all communications to:
James W. McKenzie, Jr.	Korey Pirouz
Andrew T. Budreika	Assistant General Counsel
Morgan, Lewis & Bockius LLP	AmerisourceBergen Corporation
1701 Market Street	1300 Morris Drive
Philadelphia, PA 19103	Chesterbrook, PA 19087
(215) 963-5000	(610) 727-7000
_________________________________
Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment to Form S-3 is being filed to deregister securities not sold under this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒  Accelerated filer ☐  Non-accelerated filer ☐  Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements of AmerisourceBergen Corporation (the “Registrant”) on Form S-3 (each, a “Registration Statement” and, collectively, the “Registration Statements”):

•
Registration Statement on Form S-3 (File No. 333-102090), which was filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 20, 2002 and which registered 2,399,091 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) to be offered for resale by certain selling shareholders; and

•
Registration Statement on Form S-3 (File No. 333-105743), which was filed by the Registrant with the Commission on May 30, 2003 and which registered 814,145 shares of Common Stock to be offered for resale by certain selling shareholders.

In accordance with undertakings made by the Registrant in Part II of each of the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered which remain unsold at the termination of each respective offering, the Registrant hereby removes from registration any and all securities of the Registrant that remain unsold under (i) the Registration Statement on Form S-3 (File No. 333-102090) and (ii) the Registration Statement on Form S-3 (File No. 333-105743).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on September 25, 2018.

AmerisourceBergen Corporation

By: /s/ John G. Chou
Name: John G. Chou Title: Executive Vice President and Chief Legal & Business Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Steven H. Collis Steven H. Collis	Chairman, President and Chief Executive Officer (Principal Executive Officer)	September 25, 2018

/s/ Tim G. Guttman Tim G. Guttman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 25, 2018

/s/ Lazarus Krikorian Lazarus Krikorian	Senior Vice President and Corporate Controller (Principal Accounting Officer)	September 25, 2018

/s/ Ornella Barra Ornella Barra	Director	September 25, 2018

/s/ Douglas R. Conant Douglas R. Conant	Director	September 25, 2018

/s/ D. Mark Durcan D. Mark Durcan	Director	September 25, 2018

/s/ Richard W. Gochnauer Richard W. Gochnauer	Director	September 25, 2018

/s/ Lon R. Greenberg Lon R. Greenberg	Director	September 25, 2018

/s/ Jane E. Henney, M.D. Jane E. Henney, M.D.	Lead Independent Director	September 25, 2018

/s/ Kathleen W. Hyle Kathleen W. Hyle	Director	September 25, 2018

/s/ Michael J. Long Michael J. Long	Director	September 25, 2018

/s/ Henry W. McGee Henry W. McGee	Director	September 25, 2018